UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SEAWORLD ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

NOTICE OF CHANGE OF WEB ADDRESS OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2014

To the Stockholders of SeaWorld Entertainment, Inc.:

As a reminder, the 2014 Annual Meeting of Stockholders of SeaWorld Entertainment, Inc. (the “Annual Meeting”) will be a completely virtual meeting conducted via live webcast on June 11, 2014 at 11:00 a.m., Eastern Daylight Time. At the request of the web host of the Annual Meeting, the web address of the Annual Meeting has been changed to provide a better user experience. The original date and time of the Annual Meeting have not changed.

The new web address for the Annual Meeting will be www.virtualmeeting.seaworld.com. We have been advised by the web host of the Annual Meeting that the previously noticed web address www.virtualshareholdermeeting.com/SEAS is no longer functional and all visitors to the previously noticed web address will receive an error page message. A hyperlink to the new web address for the Annual Meeting is available on our investor relations website at www.seaworldinvestors.com.

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting the new web address www.virtualmeeting.seaworld.com. You will need to have your 12-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Sincerely,

G. Anthony (Tony) Taylor
Chief Legal and Corporate Affairs Officer,
General Counsel and Corporate Secretary

May 29, 2014